Exhibit 5.1
Opinion of Harney Westwood & Riegels

Harney Westwood & Riegels
1507 The Center
99 Queen’s Road Central
Hong Kong
Tel: +852 3607 5300
Fax: +852 2815 7676
www.harneys.com

30 September 2010	Your Ref

Our Ref 037096.0015/MYC

BY COURIER	Doc ID 176556_4
China Technology Development Group Corporation
Unit 1010-11, 10/F, West Tower, Shun Tak Centre
168-200 Connaught Road Central
Hong Kong
Dear Sirs
China Technology Development Group Corporation — BC No. 161076 (the “Company”) — Registration Statement on Form F-3
1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the offering and issuance of shares (the “Primary Shares”) of the Company’s common stock of US$0.01 par value (the “Common Stock”) for a maximum aggregate offering price of up to US$30,000,000 by the Company and the offering of up to an aggregate of 5,322,260 shares of Common Stock (the “Secondary Shares”) by the selling shareholder of the Company named in the Registration Statement (the “Selling Shareholders”) pursuant to a registration statement on Form F-3 (the “Registration Statement“) to be filed on 30 September 2010 with the Securities and Exchange Commission of the United States under the United States Securities Act of 1933, as amended.

2.	For the purpose of this opinion, we have examined the following:
(a)	an electronic copy of the Registration Statement; and

(b)	(i) the Memorandum and Articles of Association and Certificate of Incorporation of the Company on file at the British Virgin Islands Registry of Corporate Affairs on 29 September 2010 (the “Memorandum & Articles”);
(ii)	the registered agent’s certificate dated 28 September 2010 identifying the directors of the Company, issued by Harneys Corporate Services Limited, the Company’s registered agent (the “Registered Agent’s Certificate”);

(iii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 29 September 2010; and

(iv)	the records of proceedings on file with, and available for inspection on 29 September 2010 at the High Court Registry, British Virgin Islands.
3.	For the purposes of this opinion we have assumed without further enquiry:
(a)	the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

(b)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(c)	that the necessary resolutions required under the Memorandum and Articles authorising the issue of the Primary Shares and the transfer of the Secondary Shares have been, or will be passed;

(d)	that the Primary Shares will be issued by the directors of the Company for an aggregate subscription price, which is not less than its aggregate par value;

(e)	that the transfer of the Secondary Shares have been or will be duly authorised by the Selling Shareholders pursuant to the applicable laws and regulations;

(f)	that at the time of issuance of the Primary Shares, the Company has a sufficient number of authorised but unissued shares of Common Stock and that such Primary Shares as allotted, issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise.
4.	Based on the foregoing our opinion is as follows:
(a)	The Company is a company duly registered with limited liability under the BVI Business Companies Act and validly existing in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power under the Memorandum and Articles to issue the Primary Shares.

(c)	The Secondary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further amounts are required to be paid by the holders thereof in connection with the issue thereof). The Primary Shares, when issued will be validly issued, fully paid and non-assessable.
5.	This opinion is confined to and given on the basis of the laws of the British Virgin Islands as they are in force at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

6.	This opinion is rendered for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Registration Statement only. It may not be disclosed to or relied on by any other party or for any other purpose. We hereby consent to the reference made to our firm in the Registration Statement and to the filing of the opinion as an exhibit to the Registration Statement for information purposes only.
Yours faithfully

HARNEY WESTWOOD & RIEGELS
/s/ HARNEY WESTWOOD & RIEGELS